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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement on Form S-8 for the registration of 2,113,000 additional shares of common stock of ATS Medical, Inc. issuable under the ATS Medical, Inc. 2000 Stock Incentive Plan and 16 Individual Option Agreements of our report dated February 14, 2005, with respect to the consolidated financial statements and schedule of ATS Medical, Inc. included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission, and our report dated April 15, 2005, with respect to ATS Medical, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of ATS Medical, Inc. included in its Annual Report on From 10-K/A for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP

Minneapolis, Minnesota
June 14, 2005